UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

279 Sherbrooke West, Suite 305 Montreal, Quebec, Canada	H2X 2Y1
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consultant Service Agreements

Effective September 1, 2010, Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into a three-month consultant service agreement (the “Arkwright Consultant Agreement”) with Lois Arkwright (“Arkwright”). In accordance with the terms and provisions of the Arkwright Consultant Agreement: (i) Arkwright will provide consultation to management regarding the analysis of event marketing strategies related to launching of various products of the Corporation and production of original events for each of the Corporation’s products;  and (ii) the Corporation shall issue to Arkwright an aggregate of 4,500,000 shares of its restricted common stock at a per share price of $0.001.

Effective September 1, 2010, the Corporation entered into a three-month consultant service agreement (the “Thibault Consultant Agreement”) with Michele Thibault (“Thibault”). In accordance with the terms and provisions of the Thibault Consultant Agreement: (i) Thibault will provide analysis of the potential of developing film or television adaoptations of the Corporation’s various products and research creation of creative teams to be assigned to each of the Corporation’sw various products; and (ii) the Corporation shall issue to Thibault an aggregate of 4,500,000 shares of its restricted common stock at a per share price of $0.001.

The Company had previously entered into consultant agreements with Arkwright and Thibault. The Company deems it necessary to enter into further consultant arrangements because the Company is approaching its busiest period of its marketing plan and book launches and the development of related multiplatform opportunities specifically related to its Charles Manson book.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective September 1, 2010, the Corporation entered into the Arkwright Consultant Agreement. The Board of Directors authorized the issuance of an aggregate of 4,500,000 shares to Arkwright at a per share price of $0.001. Effective September 1, 2010, the Corporation entered into the Thibault Consultant Agreement. The Board of Directors authorized the issuance of an aggregate of 4,500,000 shares to Thibault at a per share price of $0.001.

The  aggregate 9,000.000 shares of common stock were issued to two non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Arkwright and Thibault acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 174,054,254 shares of common stock issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Consultant Service Agreement dated September 1, 2010 between Kurrant Mobile Catering, Inc. and Lois Arkwright.

10.2  Consultant Service Agreement dated September 1, 2010 between Kurrant Mobile Catering, Inc. and Michele Thibault.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT MOBILE CATERING, INC.

DATE: November 1, 2010	By:	/s/ Pierre Turgeon
Name: Pierre Turgeon
Title: President/Chief Executive Officer